Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Each of the undersigned hereby certifies that this annual report on Form 10-K for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof, based on my knowledge, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

February 27, 2018	/s/ Francis J. Malecha
Francis J. Malecha
President and Chief Executive Officer

/s/ James D. Standen
James D. Standen
Chief Financial Officer